UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2007

ASPEN TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24786	04-2739697
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

Ten Canal Park, Cambridge MA		02141
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (617) 949-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Annual Incentive Bonus Plan for Fiscal 2008

On June 14, 2007, the compensation committee of our board of directors approved the Aspen Technology, Inc. Executive Annual Incentive Bonus Plan for our fiscal year ending June 30, 2008. The purpose of this plan is to motivate and reward performance resulting in the achievement of corporate and individual objectives. For fiscal 2008, the employees eligible under this plan include our chief executive officer and the executives who report directly to the chief executive officer and do not participate in the Aspen Technology, Inc. Operations Executives Plan (including certain covered officers as provided in Item 5.02.c of Form 8-K), and such other executives as may be determined from time to time by our board of directors or its compensation committee.

Payments under this plan are based on two criteria:

•                  First, we must achieve a target corporate operating income amount established by our board of directors. This criterion is weighted at 60% to 70% for purposes of determining each eligible executive’s bonus. In order for any bonus to be payable to any executive under the plan, we must achieve at least 80% of the specified corporate operating income target.

•                  Second, the eligible executive must achieve individual performance objectives approved by our chief executive officer or the compensation committee (in the case of our chief executive officer). This criterion is weighted at 30% to 40%.

The relative weighting of these criteria for each eligible executive is set forth in the plan. No award will be payable to an executive under the plan if the executive’s employment terminates prior to the payment date under the plan; provided that in the event the executive’s employment terminates due to death, incapacity or retirement, then any award payable will be prorated.

A copy of the form of Aspen Technology, Inc. Executive Annual Incentive Bonus Plan for fiscal 2008 is included as Exhibit 99.1 to this Current Report on Form 8-K.

Operations Executives Plan for Fiscal 2008

On June 14, 2007, the compensation committee of our board of directors also approved the Aspen Technology, Inc. Operations Executives Plan for fiscal 2008. The purpose of this plan is to help communicate our business goals and to reward participants for achieving those goals. For fiscal 2008, the employees eligible under this plan include our regional operations executives for each region, and executives with global responsibility for key accounts and sales operations.

Payments under this plan are based on two criteria:

•                  Corporate performance consists of two components:  (a) our achievement of a target corporate operating income amount established by our board of directors (weighted at 20%) and (b) our chief executive officer’s assessment of the executive’s performance (weighted at 5%). In order for any bonus to be payable to any individual under the plan, we must achieve at least 80% of the corporate operating income target amount.

•                  Regional performance consists of two components:  (a) our achievement of regional operations profit-and-loss targets (weighted at 60%) and (b) our achievement of regional business unit profit-and-loss targets (weighted at 15%).

Except as set forth in the plan, no award will be payable to an executive under the plan if the executive’s employment terminates prior to the payment date under the plan.  A copy of the form of Aspen Technology, Inc. Operations Executives Plan for fiscal 2008 is included as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.              Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Form of Aspen Technology, Inc. Executive Annual Incentive Bonus Plan for Fiscal 2008.
99.2	Form of Aspen Technology, Inc. Operations Executives Plan for Fiscal 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: June 20, 2007	By:	/s/ Frederic G. Hammond
Frederic G. Hammond Senior Vice President and General Counsel